Exhibit 99.1

Press Release	Investor Contact: Will Gabrielski Senior Vice President, Finance, Treasurer 213.593.8208 William.Gabrielski@aecom.com	Media Contact: Brendan Ranson-Walsh Senior Vice President, Global Communications 213.996.2367 Brendan.Ranson-Walsh@aecom.com

AECOM reports third quarter fiscal 2022 results

•	Organic NSR growth accelerated consistent with the Company’s expectations
•	Margins reached a new high for a fiscal third quarter
•	Total design backlog at constant-currency increased 10% to a new high
•	Strong cash flow enabled capital returns through dividends and repurchases
•	Increased the mid-point of adjusted EPS guidance for fiscal 2022, reflecting strong operational performance
•	Reiterated long-term fiscal 2024 financial targets

DALLAS (August 8, 2022) — AECOM (NYSE:ACM), the world’s trusted infrastructure consulting firm, today reported third quarter fiscal 2022 results.

	Third Quarter Fiscal 2022					Year-to-Date Fiscal 2022
(from Continuing Operations; $ in millions, except EPS)	As Reported	Adjusted[1] (Non-GAAP)	As Reported YoY % Change	Adjusted YoY % Change		As Reported	Adjusted[1] (Non-GAAP)	As Reported YoY % Change	Adjusted YoY % Change
Revenue	$3,242	--	(5)%	--		$9,722	--	(3)%	--
Net Service Revenue (NSR)[2]	--	$1,565	--	6%		--	$4,722	--	5%
Operating Income	$183	$200	14%	12%		$463	$566	1%	11%
Segment Operating Margin[3] (NSR)	--	14.6%	--	+50	bps	--	14.0%	--	+60	bps
Net Income	$107	$122	282%	13%		$274	$369	37%	22%
EPS (Fully Diluted)	$0.75	$0.86	295%	18%		$1.91	$2.58	45%	28%
EBITDA[4]	--	$228	--	7%		--	$659	--	9%
Operating Cash Flow	$205	--	(36)%	--		$398	--	3%	--
Free Cash Flow[5]	--	$183	--	(38)%		--	$328	--	15%

Third Quarter Fiscal 2022 Highlights

•	Revenue decreased 5% to $3.2 billion, operating income increased 14% to $183 million, the operating margin increased 90 basis points to 5.6%, net income increased 282% to $107 million and diluted earnings per share increased 295% to $0.75.

•	Net service revenue[2] growth accelerated to 6%, with growth across the business.

–	This performance was underpinned by strong client budgets, a continued record high win rate and a record backlog in the Company’s design business.

•	The segment adjusted1 operating margin3 increased 50 basis points to 14.6%, which marked a new high for a fiscal third quarter, reflecting strong execution and the Company’s focus on allocating time and resources to the highest returning and best growth opportunities.

•	Adjusted[1] EBITDA[4] increased by 7% and adjusted[1] EPS increased by 18%.
•	Total backlog of $41.1 billion included 10%[6] growth in the design business; contracted backlog increased by 17%.
–	Strong wins resulted in a 1.2 book-to-burn ratio[7] across the enterprise, highlighted by a 1.5 book-to-burn ratio in the Americas design business.

Cash Flow, Balance Sheet and Capital Allocation Update

•	Third quarter operating cash flow of $205 million and free cash flow[5] of $183 million contributed to year-to-date free cash flow growth of 15%.
•	The Company’s capital allocation policy is built on the continued intent to return substantially all available cash flow to stockholders through share repurchases and dividends.

–	Returned more than $400 million to stockholders fiscal year-to-date through share repurchases and dividends.
–	Capital returns over the past 12 months equate to approximately 6% of the Company’s current market capitalization.
–	Repurchased more than 15% of shares outstanding over the past two years.

Increased Fiscal 2022 EPS Guidance and Affirmed Long-Term Fiscal 2024 Financial Targets

•	AECOM raised the mid-point its fiscal 2022 diluted adjusted[1] EPS guidance to between $3.35 and $3.50, which would mark 21% growth over the prior year and reflect strong operational performance.
•	The Company also affirmed the mid-point and narrowed the range for adjusted[1] EBITDA[4] guidance to between $890 and $910 million, or 8% growth at the mid-point.
•	Guidance includes the following assumptions:
–	Approximately 6% organic NSR[2] growth underpinned by a strong contracted backlog position and a record pipeline.
–	A segment adjusted[1] operating margin[3] of at least 14.1%, which would reflect an increase of at least 30 basis points as compared to fiscal 2021.
–	An average fully diluted share count of 143 million, reflecting only shares repurchased to date, even as the Company intends to continue to repurchase stock consistent with its capital allocation policy.
–	An effective tax rate of approximately 25%.
–	AECOM Capital earnings in the mid-single digit millions.
•	The Company continues to expect free cash flow[5] of between $450 million and $650 million in fiscal 2022, which is consistent with the highly cash generative nature of its Professional Services business and incorporates strong year-to-date cash flow performance.
•	The Company also reiterated its long-term financial targets for fiscal 2024, which include an expectation for adjusted[1] EPS of $4.75+, a 15% segment adjusted[1] operating margin[3], and a 15% return on invested capital[8], as well as a long-term segment adjusted operating margin goal of 17%.

“We continue to execute well on our shared purpose of delivering a better world, which has resulted in consistent outperformance, including 31% adjusted EPS growth last year and 28% adjusted EPS growth year-to-date through the third quarter,” said Troy Rudd, AECOM’s chief executive officer. “We are operating with a great deal of certainty, built on our deliberate approach of prioritizing high-returning organic growth opportunities, collaboration across the business to win transformation projects, a disciplined capital allocation policy and a strong balance sheet. When combined with our record design backlog, we are positioned better than ever to capitalize on record infrastructure funding. The three long-term mega-trends of a global infrastructure renaissance, ESG investments, and client investments to adapt to a post-pandemic world are fully intact, which underpins our confidence in the future.”

“Our professionals have embraced our Think and Act Globally strategy, which is directly translating to strong employee engagement, client satisfaction and financial results,” said Lara Poloni, AECOM’s president. “Through our ongoing focus on collaboration, investments to develop and grow our teams, and prioritizing time and capital towards transformation pursuits, we are delivering unrivaled global expertise to our clients and our projects. Looking ahead, we are energized by the accelerating growth opportunities across our markets and by what our broad and deep set of capabilities and technical expertise enables us to deliver.”

“Our third quarter and year-to-date results, along with our increased adjusted EPS guidance, are a testament to our professionals, our strategy and our capital allocation discipline, which are allowing us to deliver through varied macroeconomic backdrops and external factors, including the rapid appreciation of the U.S. dollar,” said Gaurav Kapoor, AECOM’s chief financial officer. “Free cash flow was strong in the third quarter and year-to-date free cash flow was up 15% as compared to last year, which has enabled continued investments in organic growth and the return of more than $400 million to investors this year through dividends and share repurchases. I can’t emphasize enough how important the strength of our balance sheet is in today’s environment. We have taken several actions over the past few years to extend maturities and lock in historically low rates, and this certainty enables us to invest and deploy capital in a highly efficient manner.”

Business Segments

Americas

Revenue in the third quarter was $2.5 billion. Net service revenue2 was $926 million, a 4% increase from the prior year, reflecting the benefits of a record design backlog, strengthening markets and long-term funding certainty. In addition, a high win rate and investments in Advisory and Program Management have resulted in an expanded addressable market, and deeper and more valuable engagement with clients.

Operating income increased by 2% over the prior year to $168 million. On an adjusted1 basis, operating income increased by 2% to $172 million. The adjusted operating margin on NSR2 of 18.5% reflects continued strong execution that is enabling ongoing reinvestment in growth and innovation while delivering enhanced overall profitability.

International

Revenue in the third quarter was $784 million. Net service revenue2 was $638 million, an 8% increase from the prior year, including growth in the Company’s largest and most profitable markets, highlighted by the U.K., Australia and Middle East.

Operating income increased by 23% over the prior year to $56 million. On an adjusted basis1, operating income increased by 21% to $56 million. The adjusted operating margin on NSR2 increased by 150 basis points over the prior year to 8.8%, which marked the eighth consecutive quarter of sequential margin improvement and reflects continued progress towards achieving a double-digit margin in the International segment.

Balance Sheet

As of June 30, 2022, AECOM had $1.0 billion of total cash and cash equivalents, $2.2 billion of total debt and $1.2 billion of net debt (total debt less cash and cash equivalents). Net leverage9 was 1.2x.

Tax Rate

The effective tax rate was 27.8% in the third quarter. On an adjusted1 basis, the effective tax rate was 28.0%. The adjusted tax rate was derived by re-computing the quarterly effective tax rate on adjusted net income.10 The adjusted tax expense differs from the GAAP tax expense based on the taxability or deductibility and tax rate applied to each of the adjustments.

Conference Call

AECOM is hosting a conference call tomorrow at 8 a.m. Eastern Time, during which management will make a brief presentation focusing on the Company's results, strategy and operating trends. Interested parties can listen to the conference call and view accompanying slides via webcast at https://investors.aecom.com. The webcast will be available for replay following the call.

1 Excludes the impact of non-operating items, such as non-core operating losses and transaction-related expenses, restructuring costs and other items. See Regulation G Information for a reconciliation of non-GAAP measures to the comparable GAAP measures.

2 Revenue, less pass-through revenue; growth rates are presented on a constant-currency basis.

3 Reflects segment operating performance, excluding AECOM Capital and G&A.

4 Net income before interest expense, tax expense, depreciation and amortization.

5 Free cash flow is defined as cash flow from operations less capital expenditures, net of proceeds from equipment disposals.

6 On a constant-currency basis.

7 Book-to-burn ratio is defined as the dollar amount of wins divided by revenue recognized during the period, including revenue related to work performed in unconsolidated joint ventures.

8 Return on invested capital, or ROIC, is calculated as the sum of adjusted net income as presented in the Company’s Regulation G Information and interest expense, net of interest income, divided by average quarterly invested capital as defined as the sum of attributable shareholder’s equity and total debt, less cash and cash equivalents.

9 Net leverage is comprised of EBITDA as defined in the Company’s credit agreement dated October 17, 2014, as amended, and total debt on the Company’s financial statements, net of total cash and cash equivalents.

10 Inclusive of non-controlling interest deduction and adjusted for financing charges in interest expense, the amortization of intangible assets and is based on continuing operations.

About AECOM

AECOM (NYSE: ACM) is the world’s trusted infrastructure consulting firm, delivering professional services throughout the project lifecycle – from planning, design and engineering to program and construction management. On projects spanning transportation, buildings, water, new energy and the environment, our public- and private-sector clients trust us to solve their most complex challenges. Our teams are driven by a common purpose to deliver a better world through our unrivaled technical expertise and innovation, a culture of equity, diversity and inclusion, and a commitment to environmental, social and governance priorities. AECOM is a Fortune 500 firm and its Professional Services business had revenue of $13.3 billion in fiscal year 2021. See how we are delivering sustainable legacies for generations to come at aecom.com and @AECOM.

Forward-Looking Statements

All statements in this communication other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including any statements of the plans, strategies and objectives for future operations, profitability, strategic value creation, coronavirus impacts, risk profile and investment strategies, and any statements regarding future economic conditions or performance, and the expected financial and operational results of AECOM. Although we believe that the expectations reflected in our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements. Important factors that could cause our actual results, performance and achievements, or industry results to differ materially from estimates or projections contained in our forward-looking statements include, but are not limited to, the following: our business is cyclical and vulnerable to economic downturns and client spending reductions; impacts caused by the coronavirus and the related economic instability and market volatility, including the reaction of governments to the coronavirus, including any prolonged period of travel, commercial or other similar restrictions, the delay in commencement, or temporary or permanent halting of construction, infrastructure or other projects, requirements that we remove our employees or personnel from the field for their protection, and delays or reductions in planned initiatives by our governmental or commercial clients or potential clients; losses under fixed-price contracts; limited control over operations run through our joint venture entities; liability for misconduct by our employees or consultants; failure to comply with laws or regulations applicable to our business; maintaining adequate surety and financial capacity; potential high leverage and inability to service our debt and guarantees; ability to continue payment of dividends; exposure to political and economic risks in different countries, including tariffs; currency exchange rate and interest fluctuations; retaining and recruiting key technical and management personnel; legal claims; inadequate insurance coverage; environmental law compliance and adequate nuclear indemnification; unexpected adjustments and cancellations related to our backlog; partners and third parties who may fail to satisfy their legal obligations; AECOM Capital real estate development projects; managing pension cost; cybersecurity issues, IT outages and data privacy; risks associated with the expected benefits and costs of the sale of our Management Services and self-perform at-risk civil infrastructure, power construction and oil and gas construction businesses, including the risk that any contingent purchase price adjustments from those transactions could be unfavorable and result in lower aggregate cash proceeds and any future proceeds owed to us under those transactions could be lower than we expect; as well as other additional risks and factors that could cause actual results to differ materially from our forward-looking statements set forth in our reports filed with the Securities and Exchange Commission. Any forward-looking statements are made as of the date hereof. We do not intend, and undertake no obligation, to update any forward-looking statement.

Non-GAAP Financial Information

This press release contains financial information calculated other than in accordance with U.S. generally accepted accounting principles (“GAAP”). The Company believes that non-GAAP financial measures such as adjusted EPS, adjusted EBITDA, adjusted net/operating income, adjusted tax rate, net service revenue and free cash flow provide a meaningful perspective on its business results as the Company utilizes this information to evaluate and manage the business. We use adjusted EBITDA and adjusted EPS to exclude the impact of non-operating items, such as amortization expense, taxes and non-core operating losses to aid investors in better understanding our core performance results. We use free cash flow to represent the cash generated after capital expenditures to maintain our business. We present net service revenue to exclude subcontractor costs from revenue to provide investors with a better understanding of our operational performance. We present adjusted operating margin to reflect segment operating performance of our Americas and International segments, excluding AECOM Capital.

Our non-GAAP disclosure has limitations as an analytical tool, should not be viewed as a substitute for financial information determined in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies. A reconciliation of these non-GAAP measures is found in the Regulation G Information tables at the back of this release. The Company is unable to reconcile its non-GAAP financial guidance and long-term financial targets due to uncertainties in these non-operating items as well as other adjustments to net income.

AECOM

Consolidated Statements of Income

(unaudited - in thousands, except per share data)

	Three Months Ended			Nine Months Ended
	June 30, 2021	June 30, 2022	% Change	June 30, 2021	June 30, 2022	% Change
Revenue	$3,408,357	$3,241,695	(4.9)%	$9,987,085	$9,722,069	(2.7)%
Cost of revenue	3,206,823	3,021,145	(5.8)%	9,405,922	9,091,363	(3.3)%
Gross profit	201,534	220,550	9.4%	581,163	630,706	8.5%
Equity in earnings of joint ventures	8,270	7,489	(9.4)%	23,628	27,358	15.8%
General and administrative expenses	(36,340)	(32,766)	(9.8)%	(110,707)	(106,365)	(3.9)%
Restructuring costs	(12,971)	(12,264)	(5.5)%	(34,755)	(88,927)	155.9%
Income from operations	160,493	183,009	14.0%	459,329	462,772	0.7%
Other income	4,482	4,314	(3.7)%	11,812	10,517	(11.0)%
Interest expense	(149,038)	(27,416)	(81.6)%	(212,489)	(76,972)	(63.8)%
Income from continuing operations before taxes	15,937	159,907	903.4%	258,652	396,317	53.2%
Income tax (benefit) expense for continuing operations	(17,938)	44,517	(348.2)%	42,811	103,084	140.8%
Income from continuing operations	33,875	115,390	240.6%	215,841	293,233	35.9%
Loss from discontinued operations	(15,502)	(3,481)	(77.5)%	(119,168)	(71,534)	(40.0)%
Net income	18,373	111,909	509.1%	96,673	221,699	129.3%
Net income attributable to noncontrolling interests from continuing operations	(5,901)	(8,487)	43.8%	(16,160)	(19,535)	20.9%
Net (income) loss attributable to noncontrolling interests from discontinued operations	(941)	(1,534)	63.0%	(3,495)	2,829	(180.9)%
Net income attributable to noncontrolling interests	(6,842)	(10,021)	46.5%	(19,655)	(16,706)	(15.0)%

Net income attributable to AECOM from continuing operations	27,974	106,903	282.2%	199,681	273,698	37.1%
Net loss attributable to AECOM from discontinued operations	(16,443)	(5,015)	(69.5)%	(122,663)	(68,705)	(44.0)%
Net income attributable to AECOM	$11,531	$101,888	783.6%	$77,018	$204,993	166.2%
Net income (loss) attributable to AECOM per share:
Basic continuing operations per share	$0.19	$0.76	300.0%	$1.35	$1.94	43.7%
Basic discontinued operations per share	(0.11)	(0.04)	(63.6)%	(0.83)	(0.49)	(41.0)%
Basic earnings per share	$0.08	$0.72	800.0%	$0.52	$1.45	178.8%
Diluted continuing operations per share	$0.19	$0.75	294.7%	$1.32	$1.91	44.7%
Diluted discontinued operations per share	(0.11)	(0.03)	(72.7)%	(0.81)	(0.48)	(40.7)%
Diluted earnings per share	$0.08	$0.72	800.0%	$0.51	$1.43	180.4%
Weighted average shares outstanding:
Basic	146,109	140,608	(3.8)%	148,434	141,149	(4.9)%
Diluted	148,859	142,178	(4.5)%	150,707	143,147	(5.0)%

AECOM

Balance Sheet Information

(unaudited - in thousands)

	September 30, 2021	June 30, 2022
Balance Sheet Information:
Total cash and cash equivalents	$1,229,196	$1,010,722
Accounts receivable and contract assets, net	3,988,522	3,874,683
Working capital	651,828	330,848
Total debt, excluding unamortized debt issuance costs	2,235,661	2,227,434
Total assets	11,733,954	11,248,347
Total AECOM stockholders’ equity	2,712,470	2,451,010

AECOM
Reportable Segments
(unaudited - in thousands)

	Americas	International	AECOM Capital	Corporate	Total
Three Months Ended June 30, 2022
Revenue	$2,456,954	$784,169	$572	$-	$3,241,695
Cost of revenue	2,292,291	728,854	-	-	3,021,145
Gross profit	164,663	55,315	572	-	220,550
Equity in earnings of joint ventures	2,859	400	4,230	-	7,489
General and administrative expenses	-	-	(3,006)	(29,760)	(32,766)
Restructuring costs	-	-	-	(12,264)	(12,264)
Income from operations	$167,522	$55,715	$1,796	$(42,024)	$183,009

Gross profit as a % of revenue	6.7%	7.1%	-	-	6.8%

Three Months Ended June 30, 2021
Revenue	$2,618,393	$789,338	$626	$-	$3,408,357
Cost of revenue	2,457,818	749,005	-	-	3,206,823
Gross profit	160,575	40,333	626	-	201,534
Equity in earnings of joint ventures	3,239	5,137	(106)	-	8,270
General and administrative expenses	-	-	(2,409)	(33,931)	(36,340)
Restructuring costs	-	-	-	(12,971)	(12,971)
Income (loss) from operations	$163,814	$45,470	$(1,889)	$(46,902)	$160,493

Gross profit as a % of revenue	6.1%	5.1%	-	-	5.9%

Nine Months Ended June 30, 2022
Revenue	$7,320,369	$2,399,901	$1,799	$-	$9,722,069
Cost of revenue	6,845,292	2,246,071	-	-	9,091,363
Gross profit	475,077	153,830	1,799	-	630,706
Equity in earnings of joint ventures	9,224	9,728	8,406	-	27,358
General and administrative expenses	-	-	(8,644)	(97,721)	(106,365)
Restructuring costs	-	-	-	(88,927)	(88,927)
Income from operations	$484,301	$163,558	$1,561	$(186,648)	$462,772

Gross profit as a % of revenue	6.5%	6.4%	-	-	6.5%

Contracted backlog	$17,902,802	$4,110,497	$-	$-	$22,013,299
Awarded backlog	17,553,997	1,286,094	-	-	18,840,091
Unconsolidated JV backlog	276,829	-	-	-	276,829
Total backlog	$35,733,628	$5,396,591	$-	$-	$41,130,219

Nine Months Ended June 30, 2021
Revenue	$7,644,054	$2,341,391	$1,640	$-	$9,987,085
Cost of revenue	7,186,772	2,219,150	-	-	9,405,922
Gross profit	457,282	122,241	1,640	-	581,163
Equity in earnings of joint ventures	7,624	11,148	4,856	-	23,628
General and administrative expenses	-	-	(5,770)	(104,937)	(110,707)
Restructuring costs	-	-	-	(34,755)	(34,755)
Income from operations	$464,906	$133,389	$726	$(139,692)	$459,329

Gross profit as a % of revenue	6.0%	5.2%	-	-	5.8%

Contracted backlog	$15,072,850	$4,011,633	$-	$-	$19,084,483
Awarded backlog	19,291,834	995,155	-	-	20,286,989
Unconsolidated JV backlog	315,116	-	-	-	315,116
Total backlog	$34,679,800	$5,006,788	$-	$-	$39,686,588

AECOM
Regulation G Information
(in millions)

Reconciliation of Revenue to Net Service Revenue (NSR)

	Three Months Ended			Nine Months Ended
	Jun 30, 2021	Mar 31, 2022	Jun 30, 2022	Jun 30, 2021	Jun 30, 2022
Americas
Revenue	$2,618.5	$2,399.9	$2,457.0	$7,644.1	$7,320.4
Less: Pass-through revenue	1,728.0	1,450.4	1,530.7	4,967.0	4,556.8
Net service revenue	$890.5	$949.5	$926.3	$2,677.1	$2,763.6

International
Revenue	$789.3	$813.3	$784.2	$2,341.4	$2,399.9
Less: Pass-through revenue	156.4	149.2	146.4	450.8	443.7
Net service revenue	$632.9	$664.1	$637.8	$1,890.6	$1,956.2

Segment Performance (excludes ACAP)
Revenue	$3,407.8	$3,213.2	$3,241.2	$9,985.5	$9,720.3
Less: Pass-through revenue	1,884.4	1,599.6	1,677.1	5,417.8	5,000.5
Net service revenue	$1,523.4	$1,613.6	$1,564.1	$4,567.7	$4,719.8

Consolidated
Revenue	$3,408.4	$3,213.7	$3,241.7	$9,987.1	$9,722.1
Less: Pass-through revenue	1,884.4	1,599.6	1,677.1	5,417.8	5,000.5
Net service revenue	$1,524.0	$1,614.1	$1,564.6	$4,569.3	$4,721.6

Reconciliation of Total Debt to Net Debt

	Balances at:
	Jun 30, 2021	Mar 31, 2022	Jun 30, 2022
Short-term debt	$2.9	$3.4	$2.3
Current portion of long-term debt	52.4	39.4	42.3
Long-term debt, excluding unamortized debt issuance costs	2,178.6	2,188.1	2,182.8
Total debt	2,233.9	2,230.9	2,227.4
Less: Total cash and cash equivalents	1,049.0	965.1	1,010.7
Net debt	$1,184.9	$1,265.8	$1,216.7

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow

	Three Months Ended			Nine Months Ended
	Jun 30, 2021	Mar 31, 2022	Jun 30, 2022	Jun 30, 2021	Jun 30, 2022
Net cash provided by (used in) operating activities	$320.3	$(1.7)	$204.9	$386.6	$398.1
Capital expenditures, net	(25.1)	(15.7)	(22.0)	(102.3)	(69.9)
Free cash flow	$295.2	$(17.4)	$182.9	$284.3	$328.2

AECOM
Regulation G Information
(in millions, except per share data)

	Three Months Ended			Nine Months Ended
	Jun 30, 2021	Mar 31, 2022	Jun 30, 2022	Jun 30, 2021	Jun 30, 2022
Reconciliation of Income from Operations to Adjusted Income from Operations
Income from operations	$160.5	$111.5	$183.0	$459.3	$462.8
Restructuring costs	13.0	73.3	12.3	34.8	89.0
Amortization of intangible assets	5.2	4.8	4.7	15.9	14.2
Adjusted income from operations	$178.7	$189.6	$200.0	$510.0	$566.0

Reconciliation of Income from Continuing Operations Before Taxes to Adjusted Income from Continuing Operations Before Taxes
Income from continuing operations before taxes	$16.0	$90.6	$159.9	$258.7	$396.3
Restructuring costs	13.0	73.3	12.3	34.8	89.0
Amortization of intangible assets	5.2	4.8	4.7	15.9	14.2
Prepayment premium on debt	117.5	-	-	117.5	-
Financing charges in interest expense	5.7	1.2	1.2	10.1	3.6
Adjusted income from continuing operations before taxes	$157.4	$169.9	$178.1	$437.0	$503.1

Reconciliation of Income Taxes for Continuing Operations to Adjusted Income Taxes for Continuing Operations
Income tax (benefit) expense for continuing operations	$(17.8)	$36.0	$44.5	$42.9	$103.1
Tax effect of the above adjustments*	34.5	11.1	4.6	44.6	18.0
Valuation allowances and other tax only items	26.5	(1.5)	(1.6)	29.3	(7.3)
Adjusted income tax expense for continuing operations	$43.2	$45.6	$47.5	$116.8	$113.8

* Adjusts income taxes during the period to exclude the impact on our effective tax rate of the pre-tax adjustments shown above.

Reconciliation of Net Income Attributable to Noncontrolling Interests from Continuing Operations to Adjusted Net Income Attributable to Noncontrolling Interests from Continuing Operations
Net income attributable to noncontrolling interests from continuing operations	$(5.9)	$(5.6)	$(8.5)	$(16.2)	$(19.5)
Amortization of intangible assets included in NCI, net of tax	(0.1)	(0.2)	(0.1)	(0.4)	(0.4)
Adjusted net income attributable to noncontrolling interests from continuing operations	$(6.0)	$(5.8)	$(8.6)	$(16.6)	$(19.9)

Reconciliation of Net Income Attributable to AECOM from Continuing Operations to Adjusted Net Income Attributable to AECOM from Continuing Operations
Net income attributable to AECOM from continuing operations	$27.9	$49.0	$106.9	$199.6	$273.7
Restructuring costs	13.0	73.3	12.3	34.8	89.0
Amortization of intangible assets	5.2	4.8	4.7	15.9	14.2
Prepayment premium on debt	117.5	-	-	117.5	-
Financing charges in interest expense	5.7	1.2	1.2	10.1	3.6
Tax effect of the above adjustments*	(34.5)	(11.1)	(4.6)	(44.6)	(18.0)
Valuation allowances and other tax only items	(26.5)	1.5	1.6	(29.3)	7.3
Amortization of intangible assets included in NCI, net of tax	(0.1)	(0.2)	(0.1)	(0.4)	(0.4)
Adjusted net income attributable to AECOM from continuing operations	$108.2	$118.5	$122.0	$303.6	$369.4

* Adjusts income taxes during the period to exclude the impact on our effective tax rate of the pre-tax adjustments shown above.

AECOM
Regulation G Information
(in millions, except per share data)

	Three Months Ended			Nine Months Ended
	Jun 30, 2021	Mar 31, 2022	Jun 30, 2022	Jun 30, 2021	Jun 30, 2022
Reconciliation of Net Income Attributable to AECOM from Continuing Operations per Diluted Share to Adjusted Net Income Attributable to AECOM from Continuing Operations per Diluted Share
Net income attributable to AECOM from continuing operations – per diluted share	$0.19	$0.34	$0.75	$1.32	$1.91
Per diluted share adjustments:
Restructuring costs	0.09	0.51	0.09	0.23	0.62
Amortization of intangible assets	0.03	0.03	0.03	0.11	0.10
Prepayment premium on debt	0.79	-	-	0.78	-
Financing charges in interest expense	0.04	0.01	0.01	0.07	0.03
Tax effect of the above adjustments*	(0.23)	(0.07)	(0.03)	(0.31)	(0.13)
Valuation allowances and other tax only items	(0.18)	0.01	0.01	(0.19)	0.05
Adjusted net income attributable to AECOM from continuing operations per diluted share	$0.73	$0.83	$0.86	$2.01	$2.58
Weighted average shares outstanding – basic	146.1	141.1	140.6	148.4	141.1
Weighted average shares outstanding – diluted	148.9	142.6	142.2	150.7	143.1

* Adjusts income taxes during the period to exclude the impact on our effective tax rate of the pre-tax adjustments shown above.

Reconciliation of Net Income Attributable to AECOM from Continuing Operations to EBITDA to Adjusted EBITDA and to Adjusted Income from Operations
Net income attributable to AECOM from continuing operations	$27.9	$49.0	$106.9	$199.6	$273.7
Income tax (benefit) expense	(17.8)	36.0	44.5	42.9	103.1
Depreciation and amortization	49.5	43.7	41.3	130.0	126.1
Interest income[2]	(2.2)	(1.8)	(2.8)	(4.7)	(5.9)
Interest expense	149.0	24.2	27.4	212.5	77.0
Amortized bank fees included in interest expense	(5.8)	(1.2)	(1.2)	(10.2)	(3.6)
EBITDA	$200.6	$149.9	$216.1	$570.1	$570.4
Restructuring costs	13.0	73.3	12.3	34.8	89.0
Adjusted EBITDA	$213.6	$223.2	$228.4	$604.9	$659.4
Other income	(4.5)	(3.3)	(4.3)	(11.8)	(10.5)
Depreciation[1]	(38.6)	(37.8)	(35.5)	(104.3)	(108.6)
Interest income[2]	2.2	1.8	2.8	4.7	5.9
Noncontrolling interests in income of consolidated subsidiaries, net of tax	5.9	5.6	8.5	16.1	19.5
Amortization of intangible assets included in NCI, net of tax	0.1	0.1	0.1	0.4	0.3
Adjusted income from operations	$178.7	$189.6	$200.0	$510.0	$566.0

1 Excludes depreciation from discontinued operations.

2 Included in other income

AECOM
Regulation G Information
(in millions, except per share data)

	Three Months Ended			Nine Months Ended
	Jun 30, 2021	Mar 31, 2022	Jun 30, 2022	Jun 30, 2021	Jun 30, 2022
Reconciliation of Segment Income from Operations to Adjusted Income from Operations
Americas Segment:
Income from operations	$163.8	$163.6	$167.5	$464.9	$484.3
Amortization of intangible assets	4.3	4.4	4.3	13.0	13.0
Adjusted income from operations	$168.1	$168.0	$171.8	$477.9	$497.3

International Segment:
Income from operations	$45.5	$54.8	$55.8	$133.4	$163.6
Amortization of intangible assets	0.9	0.4	0.3	2.9	1.1
Adjusted income from operations	$46.4	$55.2	$56.1	$136.3	$164.7

Segment Performance (excludes ACAP and G&A):
Income from operations	$209.3	$218.4	$223.3	$598.3	$647.9
Amortization of intangible assets	5.2	4.8	4.6	15.9	14.1
Adjusted income from operations	$214.5	$223.2	$227.9	$614.2	$662.0

FY2022 GAAP EPS Guidance based on Adjusted EPS Guidance

(all figures approximate)	Fiscal Year End 2022
GAAP EPS Guidance	$2.60 to $2.85
Adjusted EPS excludes:
Amortization of intangible assets	$0.13
Amortization of deferred financing fees	$0.03
Restructuring expenses‡	$0.77 to $0.63
Tax effect of the above items	($0.18) to ($0.14)
Adjusted EPS Guidance	$3.35 to $3.50

FY2022 GAAP Net Income Attributable to AECOM from Continuing Operations Guidance based on Adjusted EBITDA Guidance

(in millions, all figures approximate)	Fiscal Year End 2022
GAAP net income attributable to AECOM from continuing operations guidance*	$371 to $406
Adjusted net income attributable to AECOM from continuing operations excludes:
Amortization of intangible assets	$19
Amortization of deferred financing fees	$5
Restructuring expenses‡	$110 to $90
Tax effect of the above items	($26) to ($20)
Adjusted net income attributable to AECOM from continuing operations	$479 to $500
Adjusted EBITDA excludes:
Depreciation	$151 to $149
Adjusted interest expense, net	$100 to $95
Tax expense, including tax effect of above items	$160 to $166
Adjusted EBITDA Guidance	$890 to $910

* Calculated based on the mid-point of AECOM’s fiscal year 2022 EPS guidance

‡ Includes a reiterated expectation for $20 - $30 million of restructuring costs in fiscal 2022 and the Russia related exit costs.

AECOM
Regulation G Information

FY2022 GAAP Interest Expense Guidance based on Adjusted Interest Expense Guidance

(in millions, all figures approximate)	Fiscal Year End 2022
GAAP Interest Expense Guidance	$113 to $108
Finance charges in interest expense	($5)
Interest income	($8)
Adjusted Net Interest Expense Guidance	$100 to $95

FY2022 GAAP Income Tax Guidance based on Adjusted Income Tax Guidance

(in millions, all figures approximate)	Fiscal Year End 2022
GAAP income tax expense	$134 to $146
Tax effect of adjusting items	$26 to $20
Adjusted Income Tax Expense Guidance	$160 to $166

FY2022 GAAP Operating Cash Flow Guidance based on Free Cash Flow Guidance

(in millions, all figures approximate)	Fiscal Year End 2022
Operating cash flow guidance	$575 to $775
Capital expenditures, net of proceeds from equipment disposals	($125)
Free Cash Flow Guidance	$450 to $650

FY2022 GAAP Income from Operations as a % of Revenue Guidance based on Segment Adjusted Operating Income as a % of Net Service Revenue Guidance

(all figures approximate)	Fiscal Year End 2022
Income from operations as a % of revenue	4.8%
Pass-through revenues	7.6%
Amortization of intangible assets	0.1%
AECOM Capital income from operations	(0.1)%
Corporate net expense	1.0%
Restructuring expenses	0.7%
Segment adjusted operating income as a % of net service revenue	14.1%

Note: Variances in tables are due to rounding.